Post Qualification Offering Circular Amendment No. 1

File No. 024-10945

TUSCAN GARDENS SENIOR LIVING COMMUNITIES, INC.

OFFERING CIRCULAR

January 22, 2021

$50,000,000 OF CLASS A NON-VOTING PREFERRED SHARES

$1,000 PAR VALUE PER SHARE

This Post-Qualification Offering Circular Amendment No. 1 (“Offering Circular Amendment No. 1”) amends the offering circular of Tuscan Gardens Senior Living Communities, Inc. dated November 25, 2019, as qualified on November 25, 2019, as supplemented by Supplement No. 1 dated April 13, 2020, and as may be amended and supplemented from time to time (“Offering Circular”), to add, update and/or replace information contained in the Offering Circular. Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. See “Incorporation by Reference of Offering Circular” below.

The “Company”, “we”, “us” or “our” in this Offering Circular refer to Tuscan Gardens Senior Living Communities, Inc. unless the context indicates otherwise.

The Company was organized to invest in Development Projects, acquire Acquisition Projects, and convert Conversion Projects into Company Properties. Our primary focus for purposes of Development Projects will be on southeastern markets, and for purposes of Acquisition Projects and Conversion Projects will be on national markets, that it considers to have favorable risk-return characteristics. The Company, operating through wholly-owned special purpose entities as real estate owner-operators, intends to create, operate and hold a portfolio of Company Properties on a long-term basis, approximating seven years, and ultimately dispose of them to generate revenue for the Company. The Company is not a registered broker-dealer, an investment adviser, or a funding platform.

The Preferred Shares have no public market and will not be listed on any national securities exchange or on the over-the counter inter-dealer quotation system. The proposed sale of the Preferred Shares will continue until December 31, 2022 (“Offering Period”). The Offering Period may be extended, or the Offering terminated at any time by the Company in its sole discretion. The Preferred Shares are being offered pursuant to Regulation A (“Regulation A”) under the Securities Act of 1933, as amended (“Securities Act”), for Tier 2 offerings. The Preferred Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A.

INVESTMENT IN SHARES OF THE COMPANY INVOLVES SIGNIFICANT RISK, AND YOU MAY BE REQUIRED TO HOLD YOUR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. YOU SHOULD PURCHASE THIS SECURITY ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE “RISK FACTORS” BEGINNING ON PAGE 19 OF THIS OFFERING CIRCULAR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10 PERCENT OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, THE COMPANY ENCOURAGES YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, THE COMPANY ENCOURAGES YOU TO REFER TO WWW.INVESTOR.GOV.

1

Incorporation by Reference of, AND AMENDEMENTS TO Offering Circular

The Offering Circular, as supplemented by Supplement No. 1 dated April 13, 2020, as amended by this Offering Circular Amendment No. 1, are part of an offering statement (file no. 024-10945), that we filed with the Securities and Exchange Commission (the “Commission”). We hereby incorporate by reference into this Offering Circular Amendment No. 1 all of the information contained in (i) Part II of the Offering Circular, to the extent not otherwise modified or replaced by offering circular supplement and/or post-qualification amendment; (ii) the post-qualification Supplement No. 1 to the Offering Circular dated April 13, 2020, including the audited financial statements as of December 31, 2019 beginning on page F-8; and (iii) the Company’s SemiAnnual Report on form 1-SA dated June 30, 2020, including the SemiAnnual unaudited financial statements as of June 30, 2020 beginning on page F-1.

Note that any statement that we make in this Offering Circular Amendment no. 1 (or have made in the Offering Circular) will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement or post-qualification amendment.

The Offering Circular is amended as follows:

THE OFFERING

The “Offering” section starting on page 20 is modified as follows:

1)	“Offering Period” is modified to terminate on December 31, 2022.

2)	“Dividend Rights” – the sentence “Preferred Dividends, as and if declared by the Company’s Board of Directors, shall be paid fifty (50%) percent from available cash, and the remaining fifty (50%) percent accrued until the receipt of Net Disposition Proceeds.” is inserted as a new third paragraph after the existing second paragraph.

SHAREHOLDER RIGHTS UNDER THE COMPANY’S ARTICLES OF INCORPORATION AND BYLAWS

1)	The “Preferred Dividend” section starting on page 73 is modified as follows: the sentence “Preferred Dividends, as and if declared by the Company’s Board of Directors, shall be paid fifty (50%) percent from available cash and the remaining fifty (50%) percent accrued until the receipt of Net Disposition Proceeds.” is inserted as a new third paragraph after the existing second paragraph.

EXHIBIT 2 – ARTICLES OF INCORPORATION OF THE COMPANY DATED JULY 20, 2018 AND BYLAWS OF THE COMPANY DATED JULY 20, 2018

1)	ARTICLE II – REGISTERED OFFICE is changed from 189 South Orange Avenue, Suite 1650, City of Orlando, County of Orange, 32801, to 99 South New York Avenue, City of Winter Park, County of Orange, 32789.

2)	Section “D. Dividends” of Article IV – Authorized Capital, starting on page 2 is modified as follows: the sentence “Preferred Dividends, as and if declared by the Company’s Board of Directors, shall be paid fifty (50%) percent from available cash, and the remaining fifty (50%) percent accrued until the receipt of Net Disposition Proceeds.” is inserted as a new sentence at the end of the existing “Preferred Dividend” paragraph.

3)	Section 1.1 “Registered Office and Agent” - address is changed from 189 South Orange Avenue, Suite 1650, City of Orlando, County of Orange, 32801, to 99 South New York Avenue, City of Winter Park, County of Orange, 32789.

EXHIBIT 4 – FORM OF SUBSCRIPTION AGREEMENT

1)	Section 7 “Miscellaneous” - notices to the Company, and Pino Nicholson PLLC are both changed from 189 S. Orange Ave, Suite 1650, Orlando, FL 32801 to 99 South New York Avenue, Winter Park, FL 32789.

2

OFFERING UPDATE

The Company entered into a Material Definitive Agreement as more fully disclosed on Form 1-U filed with the Commission on December 31, 2020, which provided the following disclosures:

Material Definitive Agreement

On December 31, 2020, TUSCAN GARDENS SENIOR LIVING COMMUNITIES, INC. (the “Company”) entered into a definitive agreement (the “Agreement”) with an affiliated entity, Tuscan Gardens Intermediate Fund, Inc. (the “Fund”) whereunder the Company agreed to merge with the Fund (the “Transaction”), and in so doing, issue 9,991 Class A non-voting preferred shares ($1,000 par value) for an aggregate consideration of $9,991,000 (the “Exchange Amount”) to the shareholders of the Fund (the “Fund Shareholders”) in exchange for their preferred stock interests in the Fund (the “Fund Preferred Shares”).

Impact on the Company’s Business Plan and Plan of Operations

The following information contains certain forward-looking statements. Forward-looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as “may,” “could,” “expect,” “estimate,” “anticipate,” “plan,” “predict,” “probable,” “possible,” “should,” “continue,” or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in the following information have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Future operating results, however, are, by virtue of their nature, impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward- looking statements.

Under the Agreement, the Company will acquire the entirety of their Fund Preferred Shares, and as a result become the majority, indirect owner of those certain Senior Living communities known as Tuscan Gardens of Venetia Bay (“Venetia Bay”), Tuscan Gardens of Palm Coast (“Palm Coast”), and Tuscan Gardens of Delray Beach (“Delray Beach”), (collectively, the “Tuscan Communities”) that were indirectly owned by the Fund, and as a result of the Transaction, the Tuscan Communities are now indirectly held by the Company. Details of this Tuscan Communities are available on the Municipal Securities Rulemaking Board (“MSRB”) Electronic Municipal Market Access (“EMMA”) Website for Venetia Bay (https://emma.msrb.org/IssueView/Details/EA357818), Palm Coast (https://emma.msrb.org/IssueView/Details/ER380611), and Delray Beach (https://emma.msrb.org/IssueView/Details/ES391373), respectively.

As a result of the Coronavirus-19 (“COVID-19”), material, adverse effects on the Senior Living industry, including the risks disclosed in the Company’s April 13, 2020 253(g)(2) filing of its Supplement No. 1 to the Offering Circular qualified November 25, 2019, the Company believes that its business plan, as previously disclosed, to invest in wholly-owned subsidiaries that develop (“Development Projects”), acquire (“Acquisition Projects”), or convert other real estate properties including hotels (“Conversion Projects”) into Senior Living rental communities ranging from $15,000,000 to $100,000,000 per community continues to be sound; however, based upon the information hereinbelow set out, Senior Living communities may be acquired by the Company for less than $15,000,000.

To that end, as a result of COVID-19, acquisitions such as, and including the Tuscan Communities, are likely to be in the form of value-add or distressed assets, rather than performing assets, in light of the reduction in revenue and increases to operating costs during 2020 and the foreseeable future. As a result, the Company believes that Senior Living communities are, and will continue to be, under-valued relative to their long-term potential value, and therefore offer prospective returns that management believes are consistent with the Company’s business plan.

However, investors should note, that due to the yet to be quantified, but evident material adverse effects of COVID-19 on revenue and operating costs within the Senior Living Industry, further value impairment of acquired assets, including the Tuscan Communities, may occur prior to the ultimate realization of their potential future value.

Since the Tuscan Communities currently do not generate any operating cashflow, and are in forbearance with respect to their debt obligations, the Company does not anticipate any near-term positive operational cashflow to be generated from the Transaction. Furthermore, the Company recognizes that it may need to advance working capital in support of the Tuscan Communities operations until such time, if any, that recapitalization of the Tuscan Communities were to occur.

Investors should note that the potential to realize near-term value through recapitalization of the Tuscan Communities, or long-term value realization once the Senior Living industry has recovered from the effects of COVID-19 may not occur. In which case, should recapitalization of the Tuscan Communities not be achievable, or creditors of the Tuscan Communities not continue to provide forbearance, the Tuscan Communities would be subject to foreclosure, thus fully impairing the value of the Exchange Amount issued by the Company under the Transaction.

3

Departure of Certain Officers

Effective December 31, 2020, Mr. Charles C. Smith, Director of Special Projects, is no longer with the Company.

4

PART FS – UNAUDITED SEMIANNUAL FINANCIAL STATEMENTS AS OF JUNE 30, 2020

TUSCAN GARDENS SENIOR LIVING

COMMUNITIES, INC.

SemiAnnual Financial Statements

December 31, 2019 and June 30, 2020

5

TUSCAN GARDENS SENIOR LIVING COMMUNITIES, INC.

Table of Contents

Page

Financial Statements:

Balance Sheets	F1-2

Statements of Operations and Changes in Equity	F1-3

Statements of Cash Flows	F1-4

Notes to Financial Statements	F1-5

F1-1

TUSCAN GARDENS SENIOR LIVING COMMUNITIES, INC.

BALANCE SHEETS

AS OF DECEMBER 31, 2019 AND JUNE 30, 2020

ASSETS

	JUNE 30, 2020	DECEMBER 31, 2019
CURRENT ASSETS
Cash	$50,000	$50,000

TOTAL ASSETS	$50,000	$50,000

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Accounts payable and other accrued liabilities	$-	$-

TOTAL LIABILITIES	-	-

EQUITY
Common shares - 50,000 shares issued and outstanding ($1 par value)	50,000	50,000
Class A non-voting preferred shares ($1,000 par value) - 50,000 authorized	-	-
Retained earnings	-	-

TOTAL EQUITY	50,000	50,000

TOTAL LIABILITIES AND EQUITY	$50,000	$50,000

See accompanying notes to financial statements.

F1-2

TUSCAN GARDENS SENIOR LIVING COMMUNITIES, INC.

STATEMENTS OF OPERATIONS AND CHANGES IN EQUITY

FOR THE SEMIANNUAL PERIODS ENDED DECEMBER 31, 2019 AND JUNE 30, 2020

	JUNE 30, 2020	DECEMBER 31, 2019
REVENUE

Revenues	$-	$-

TOTAL REVENUE	-	-

OPERATING EXPENSES
Expenses	-	-

TOTAL OPERATING EXPENSES	-	-

NET LOSS	$-	$-

EQUITY, BEGINNING OF PERIOD	$50,000	$50,000

Issuance of common stock	-	-

EQUITY, END OF PERIOD	$50,000	$50,000

See accompanying notes to financial statements.

F1-3

TUSCAN GARDENS SENIOR LIVING COMMUNITIES, INC.

STATEMENTS OF CASH FLOWS

FOR THE SEMIANNUAL PERIODS ENDED DECEMBER 31, 2019 AND JUNE 30, 2020

	JUNE 30, 2020	DECEMBER 31, 2019

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	$-	$-

NET CASH PROVIDED BY FINANCING ACTIVITIES	-	-

NET (DECREASE) INCREASE IN CASH	-	-

CASH, BEGINNING OF PERIOD	50,000	50,000

CASH, END OF PERIOD	$50,000	$50,000

See accompanying notes to financial statements.

F1-4

TUSCAN GARDENS SENIOR LIVING COMMUNITIES, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE SEMIANNUAL PERIODS ENDED DECEMBER 31, 2019 AND JUNE 30, 2020

NOTE 1 – DESCRIPTION OF BUSINESS

Tuscan Gardens Senior Living Communities, Inc. (the “Company”) was organized on July 20, 2018 and is a Florida corporation. The Company was formed to invest in wholly-owned subsidiaries that develop (“Development Projects”), acquire (“Acquisition Projects”), or convert other real estate properties including hotels (“Conversion Projects”) into senior living rental communities ranging from $15,000,000 to $100,000,000 per community. The Communities will consist of independent living, assisted living and/or memory care facilities. The Company’s primary focus for purposes of Development Projects will be in southeastern markets, and for purposes of Acquisition Projects and Conversion Projects will be in United States markets, that it considers to have favorable risk-return characteristics. The Company, operating through wholly-owned special purpose entities (“SPE”) as real estate owner-operators, intends to create, operate and hold a portfolio of Company Properties on a long-term basis, with the goal to sell each property after approximately seven year, and ultimately dispose of them to generate revenue for the Company.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The accounting policies of the Company conform to accounting principles generally accepted in the United States of America.

Cash

The Company maintains its cash deposits at a bank. Cash deposits could, at times, exceed federally insured limits. As of June 30, 2020 and December 31, 2019, there was no uninsured balance.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, if any, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F1-5

TUSCAN GARDENS SENIOR LIVING COMMUNITIES, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE SEMIANNUAL PERIODS ENDED DECEMBER 31, 2019 AND JUNE 30, 2020

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

There are no open federal or state tax years under audit. Financial Accounting Standards Board issued ASC 740-10 (Accounting for Uncertainty in Income Taxes), which prescribed a comprehensive model for how a company should measure, recognize, present, and disclose in its financial statements uncertain tax positions that an organization has taken or expects to take. The Company adopted ASC 740-10 and has not taken any uncertain tax positions that require disclosure in the financial statements.

Fair Value of Financial Instruments

The FASB ASC Topic "Financial Instruments" clarifies the definition of fair value for financial reporting, establishing a framework for measuring fair value, and requires additional disclosure about the use of fair value measurements in an effort to make the measurement of fair value more consistent and comparable. The carrying amount of cash approximates fair value due to the short maturity of this financial instruments.

NOTE 3 – EQUITY AND FUTURE EQUITY

The Company currently has two authorized share classes: common voting shares with $1 par value per share (“Common Shares”) and Class A non-voting preferred shares with $1,000 par value per share (“Preferred Shares”). On August 10, 2018, the Company established an equity basis through this issuance of 50,000 shares of $1 par value Common Shares.

The Company has made an initial offering (“Offering”) on a “best efforts” basis to raise capital using its Class A non-voting preferred shares. The Company seeks to raise $50,000,000 from the Offering of Preferred Shares. The Company will seek to pursue Development Projects, Acquisition Projects, and Conversion Projects that have the potential to provide an ongoing income to investors in the Preferred Shares, paid or accrued quarterly based on an 8.0% cumulative, non-compounded annual return on $1,000 par value (“Preferred Dividend”), plus potential capital appreciation through additional dividends (“Special Dividends”) based on fifty (50%) percent participation in the net proceeds generated by the Company from the disposition of Company Properties. However, as the Offering is a blind pool and the Company has no track record, there can be no guarantee that such returns can or will be achieved.

F1-6

TUSCAN GARDENS SENIOR LIVING COMMUNITIES, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE SEMIANNUAL PERIODS ENDED DECEMBER 31, 2019 AND JUNE 30, 2020

NOTE 3 – EQUITY AND FUTURE EQUITY (Continued)

The Preferred Shares have no public market and will not be listed on any national securities exchange or on the over-the-counter inter-dealer quotation system. As the information statement was qualified by the SEC on November 25, 2019 (with a current Offering termination date of December 31, 2020), the Company has begun to solicit sales of the Preferred Shares. The Offering period may be extended, or the Offering terminated at any time by the Company in its sole discretion. The Preferred Shares are being offered pursuant to Regulation A under the Securities Act of 1933, as amended, for Tier 2 offerings. The Preferred Shares will be issued only to purchasers who satisfy the requirements set forth in Regulation A. Funds from the Offering will be made available to the Company once the Offering raises a minimum of $2,000,000 excluding sales to Company affiliates (“Minimum Offering Amount”). There are no provisions for the return of funds once the Minimum Offering Amount is sold.

F1-7

PART FS – AUDITED ANNUAL FINANCIAL STATEMENTS AS OF DECEMBER 31, 2019

TUSCAN GARDENS SENIOR LIVING

COMMUNITIES, INC.

Financial Statements

and

Independent Auditor’s Report

December 31, 2019 and 2018

6

TUSCAN GARDENS SENIOR LIVING COMMUNITIES, INC.

Table of Contents

Page

Independent Auditor’s Report	F2-2

Financial Statements:

Balance Sheets	F2-3

Statements of Operations and Changes in Equity	F2-4

Statements of Cash Flows	F2-5

Notes to Financial Statements	F2-6

F2-1

INDEPENDENT AUDITOR’S REPORT

To the Shareholders of

Tuscan Gardens Senior Living Communities, Inc.

We have audited the accompanying financial statements of Tuscan Gardens Senior Living Communities, Inc. (a Florida Corporation, the “Company”), which comprise the balance sheets as of December 31, 2019 and 2018, and the related statements of operations and changes in equity and cash flows for the year ended December 31, 2019 and for the period from inception (July 20, 2018) through December 31, 2018, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal controls relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal controls relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal controls. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tuscan Gardens Senior Living Communities, Inc. as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the year ended December 31, 2019 and for the period from inception (July 20, 2018) to December 31, 2018, in accordance with accounting principles generally accepted in the United States of America.

Orlando, Florida

February 24, 2020

F2-2

TUSCAN GARDENS SENIOR LIVING COMMUNITIES, INC.

BALANCE SHEETS

AS OF DECEMBER 31, 2019 AND 2018

	2019	2018
CURRENT ASSETS
Cash	$50,000	$50,000

TOTAL ASSETS	$50,000	$50,000

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Accounts payable and other accrued liabilities	$-	$-

TOTAL LIABILITIES	-	-

EQUITY
Common shares - 50,000 shares issued and outstanding ($1 par value)	50,000	50,000
Class A non-voting preferred shares ($1,000 par value) - 50,000 authorized	-	-
Retained earnings	-	-

TOTAL EQUITY	50,000	50,000

TOTAL LIABILITIES AND EQUITY	$50,000	$50,000

See accompanying notes to financial statements.

F2-3

TUSCAN GARDENS SENIOR LIVING COMMUNITIES, INC.

STATEMENTS OF OPERATIONS AND CHANGES IN EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2019 AND THE PERIOD FROM INCEPTION THROUGH DECEMBER 31, 2018

	2019	2018
REVENUE

Revenues	$-	$-

TOTAL REVENUE	-	-

OPERATING EXPENSES
Expenses	-	-

TOTAL OPERATING EXPENSES	-	-

NET LOSS	$-	$-

EQUITY, BEGINNING OF YEAR	$50,000	$-

Issuance of common stock	-	50,000

EQUITY, END OF YEAR	$50,000	$50,000

See accompanying notes to financial statements.

F2-4

TUSCAN GARDENS SENIOR LIVING COMMUNITIES, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2019 AND THE PERIOD FROM INCEPTION THROUGH DECEMBER 31, 2018

	2019	2018

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	$-	$50,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	-	50,000

NET (DECREASE) INCREASE IN CASH	-	50,000

CASH, BEGINNING OF YEAR	50,000	-

CASH, END OF YEAR	$50,000	$50,000

See accompanying notes to financial statements.

F2-5

TUSCAN GARDENS SENIOR LIVING COMMUNITIES, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 1 – DESCRIPTION OF BUSINESS

Tuscan Gardens Senior Living Communities, Inc. (the “Company”) was organized on July 20, 2018 and is a Florida corporation. The Company was formed to invest in wholly-owned subsidiaries that develop (“Development Projects”), acquire (“Acquisition Projects”), or convert other real estate properties including hotels (“Conversion Projects”) into senior living rental communities ranging from $15,000,000 to $100,000,000 per community. The Communities will consist of independent living, assisted living and/or memory care facilities. The Company’s primary focus for purposes of Development Projects will be in southeastern markets, and for purposes of Acquisition Projects and Conversion Projects will be in United States markets, that it considers to have favorable risk-return characteristics. The Company, operating through wholly-owned special purpose entities (“SPE”) as real estate owner-operators, intends to create, operate and hold a portfolio of Company Properties on a long-term basis, with the goal to sell each property after approximately seven year, and ultimately dispose of them to generate revenue for the Company.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The accounting policies of the Company conform to accounting principles generally accepted in the United States of America.

Cash

The Company maintains its cash deposits at a bank. Cash deposits could, at times, exceed federally insured limits. As of December 31, 2019 and 2018, there was no uninsured balance.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, if any, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F2-6

TUSCAN GARDENS SENIOR LIVING COMMUNITIES, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

There are no open federal or state tax years under audit. Financial Accounting Standards Board issued ASC 740-10 (Accounting for Uncertainty in Income Taxes), which prescribed a comprehensive model for how a company should measure, recognize, present, and disclose in its financial statements uncertain tax positions that an organization has taken or expects to take. The Company adopted ASC 740-10 and has not taken any uncertain tax positions that require disclosure in the financial statements.

Fair Value of Financial Instruments

The FASB ASC Topic "Financial Instruments" clarifies the definition of fair value for financial reporting, establishing a framework for measuring fair value, and requires additional disclosure about the use of fair value measurements in an effort to make the measurement of fair value more consistent and comparable. The carrying amount of cash approximates fair value due to the short maturity of this financial instruments.

NOTE 3 – EQUITY AND FUTURE EQUITY

The Company currently has two authorized share classes: common voting shares with $1 par value per share (“Common Shares”) and Class A non-voting preferred shares with $1,000 par value per share (“Preferred Shares”). On August 10, 2018, the Company established an equity basis through this issuance of 50,000 shares of $1 par value Common Shares.

The Company has made an initial offering (“Offering”) on a “best efforts” basis to raise capital using its Class A non-voting preferred shares. The Company seeks to raise $50,000,000 from the Offering of Preferred Shares. The Company will seek to pursue Development Projects, Acquisition Projects, and Conversion Projects that have the potential to provide an ongoing income to investors in the Preferred Shares, paid or accrued quarterly based on an 8.0% cumulative, non-compounded annual return on $1,000 par value (“Preferred Dividend”), plus potential capital appreciation through additional dividends (“Special Dividends”) based on fifty (50%) percent participation in the net proceeds generated by the Company from the disposition of Company Properties. However, as the Offering is a blind pool and the Company has no track record, there can be no guarantee that such returns can or will be achieved.

F2-7

TUSCAN GARDENS SENIOR LIVING COMMUNITIES, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 3 – EQUITY AND FUTURE EQUITY (Continued)

The Preferred Shares have no public market and will not be listed on any national securities exchange or on the over-the-counter inter-dealer quotation system. As the information statement was qualified by the SEC on November 25, 2019 (with a current Offering termination date of December 31, 2020), the Company has begun to solicit sales of the Preferred Shares. The Offering period may be extended, or the Offering terminated at any time by the Company in its sole discretion. The Preferred Shares are being offered pursuant to Regulation A under the Securities Act of 1933, as amended, for Tier 2 offerings. The Preferred Shares will be issued only to purchasers who satisfy the requirements set forth in Regulation A. Funds from the Offering will be made available to the Company once the Offering raises a minimum of $2,000,000 excluding sales to Company affiliates (“Minimum Offering Amount”). There are no provisions for the return of funds once the Minimum Offering Amount is sold.

NOTE 4 – SUBSEQUENT EVENTS

In preparing the financial statements, the Company has evaluated events and transactions for potential recognition through February 24, 2020, the date the financial statements were originally available to be issued.

F2-8

PART III — EXHIBITS

Exhibit No.	Exhibit Description
11(ii)	Consent of Grennan, Fender, Hess & Poparad LLP to use Audit Opinion

Incorporated by Reference from the Offering Circular:

Exhibit No.	Exhibit Description
1	Amended Managing Broker Dealer Agreement between the Company and Sutter Securities Clearing, LLC

2	Articles of Incorporation of the Company dated July 20, 2018 and Bylaws of the Company dated July 20, 2018

4	Form of Subscription Agreement

6A(i)	Advisory Agreement between the Advisor and the Company

6A(ii)	Asset Management Agreement between the Asset Manager and the Company

8	Escrow Agreement between the Company and Sutter Securities Clearing, LLC

11(i)	Consent of Pino Nicholson PLLC to use Legal Opinion

12	Pino Nicholson PLLC Legal Opinion concerning the Issuance of Preferred Shares

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winter Park, State of Florida, on January 22, 2021.

TUSCAN GARDENS SENIOR LIVING COMMUNITIES, INC.

Signed:

By:	/s/ Larry Pino
Name: Larry Pino
Title: Chief Executive Officer and Director

By:	/s/ William N. Johnston
Name: William N. Johnston
Title: Chief Financial Officer and Director

By:	/s/ Christopher P. Young
Name: Christopher P. Young
Title: Director

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